Exhibit 10.14



          This production contract made and entered  into as of the  13th day of  February,  1995 by  and between  CARRINGTON  LABORATORIES,

       INC., a Texas corporation, with offices at 2001 Walnut Hill  Lane,

       Irving.  Texas,  its  subsidiaries  and  successors   (hereinafter

       referred  to as  "Purchaser")  and  OREGON FREEZE  DRY,  INC.,  an

       Oregon corporation, with  offices at 525  25th Avenue SW,  Albany,

       Oregon, its subsidiaries  and successors (hereinafter referred  to as "Seller")

       WITNESSES THAT

            WHEREAS, Purchaser  is a  producer and  marketer of  numerous medical devices and other products; and

            WHEREAS, Seller is a producer and marketer of numerous  food,

       drug, microbial, chemical,  and other  products prepared  chiefly,

       but not  exclusively,  through low-temperature  drying  processes;

       and

            WHEREAS, Purchaser has  developed medical  devices for  wound care which are  freeze-dried in their  final form  for topical  or

       oral  use,  which   are  subjects  of   approved  US  FDA   510(k)

       applications or  a  therapeutical regulatory  approval  (including material for clinical trials), and for which Seller has  developed

       commercial  drying  processes  and  packaging,  but   specifically

       excluding diagnostics and cosmetics; and

            WHEREAS,  the  parties  hereto  now  wish  to  enter  into  a

       production  contract  subject   to  the   provisions,  terms   and

       conditions hereinafter stated,

            NOW,  THEREFORE,   in   consideration   of   the   respective

       representations, warranties,  covenants and  agreements  contained herein, Purchaser and Seller hereby agree as follows:
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                               Article One

                               Definitions

       For  the  purpose  of  this  production  contract,  the  following definitions will apply:

       A.   "Purchaser"  shall  mean  Carrington  Laboratories,  Inc.,  a

            Texas corporation,  with offices  at 2001  Walnut Hill  Lane,

            Irving, Texas.

       B.   "Seller"  shall mean  Oregon  Freeze  Dry,  Inc.,  an  Oregon corporation, with  offices at  525  25th Avenue  SW,  Albany,

            Oregon.

       C.   "Product" shall mean medical  device(s) for wound care  which are freeze-dried  in their  final form  for topical  or  oral

            use,  which   are  subjects   of  approved   US  FDA   510(k)

            applications   or   a   therapeutical   regulatory   approval

            (including material  for clinical  trials), but  specifically excluding diagnostics and cosmetics,  described in Exhibit  A hereto.

       D.   "Item" shall mean  a specific medical  device product of  the

            type  defined   above,  identified   by  a   unique   product

            specification  which  includes  formula,  process,  packaging format and materials, and performance requirements. Prior  to production of commercial  Product, an Item  shall be  defined within Exhibit A by such a product specification.


       E.   "Production Contract"  shall mean  the written  contract  for the production  and supply  of  Product between  the  parties hereto, plus  all  exhibits and  contract  modifications,  if any, which  may  be agreed  to  by and  between  the  parties hereto.

       F.   "Commercial production" shall mean Product produced for  sale
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            with Quality Assurance  release, in  accordance with  Exhibit

            A, as mutually agreed-upon and/or periodically amended.

       G.   "Minimum Total Commitment" shall  mean the minimum amount  of

            Product Purchaser is required to purchase from Seller  during the term  of this  Production  Contract, expressed  in  sales dollars.


                               Article Two

                             Effective Date

       The  effective  date  of  this  contract  shall  be  the  date  of execution of this contract by both parties hereto.



                              Article Three

         Product, Quantities, Orders, Scheduling, Raw Materials

      Revisions to, Expansion of, and Deletions from, Product Line


       Subsection A.  Product and Quantities

            Subject  to the  terms  and  conditions  of  this  Production

       Contract, Seller  shall  sell  to Purchaser  and  Purchaser  shall purchase from Seller, Product produced in accordance with  agreed-

       upon Item specifications,  up to the limits  set forth in  Exhibit

       E, which are attached hereto and incorporated into this  contract.

       Exhibit A enumerates Item  specifications that shall be  finalized by written mutual  consent of Purchaser  and Seller  based on  the results of scale-up.



       Subsection B.     Purchase  Orders  Shipping  Schedule,  and  Lead

            Time.

            All shipments will be initiated by a Purchase Order.  Product shipment dates  will be  specified in  the Purchase  Order.  These
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       dates may not  be scheduled prior  to ninety (90)  days after  the date the Purchase  Order is received  and acknowledged in  writing by Seller,  unless  by mutual  consent  of the  parties.  Purchase

       Orders will  be  non-cancelable, and  all  Product included  in  a

       Purchase Order must be shipped and invoiced within six (6)  months of the first scheduled shipping date,

       Subsection C.     Minimum Purchases.

            From  the   date  Commercial   Production  first   commences,

       Purchaser is  obligated to accept,  subject to  the provisions  of

       Article Eleven, and Seller is  required to make available,  during

       each  calendar  month   of  the  Production  Contract,   aggregate

       shipments of not less than $30,000.



       Subsection D      Late or Partial Shipments.

            Late or partial shipments  against a shipping date  scheduled in a Purchase  Order will incur liquidated  damages of 50% of  the purchase order price of the  Product not shipped as scheduled,  to be credited to Purchaser's  account. Seller  shall have  a two (2)

       working day grace  period (that is, two  days after the  scheduled shipping date) in  which to complete  the actual shipment,  before

       said  liquidated   damages   apply.   In  the   context   of   the

       aforementioned  sentence,  the  actual  shipping  date  shall   be

       defined  as the  date  on  which  Product  leaves  Seller's  dock.

       Liquidated damages shall  not apply to  late or partial  shipments which:  1) are  arranged  in  advance with  Purchaser  by  written consent,  or  2)  arise  due  to  Force  Majeure  situations  (for example, governmental  acts, acts  of God,  severe weather,  fire,

       flood,  explosions,   work  stoppages,   strikes,  force   majeure

       situations,   impacting  major   subcontractors   and   suppliers,
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       unavailability or scarcity  of raw materials  or ingredients,  and acts  of  the  public  enemy  and  war)  production  by  Purchaser pursuant to Article  Eight, pursuant to Article  Eleven or 4)  are

       rejected  by  purchaser  pursuant  to  Article  Eleven  prior   to

       shipment,  or  5)   arise  from  delays   in  Purchaser   arranged

       transportation.   These  liquidated   damages   shall   constitute

       Purchaser's sole remedy for late or partial shipments, and  Seller shall in  no way  be liable  for any  indirect, consequential,  or special damages  for such  shipments, including,  but not  limited to, loss of use, loss of business opportunities, loss of  profits,

       and other damages.



            Subsection  E.       Raw  Materials:  Ingredients   Packaging

     Materials and Artwork.

             Purchaser will provide Seller  with all raw materials  (that is, packaging materials  and any required  artwork, and  ingredients

     excluding  water  and   production  supplies)   necessary  for   the

     manufacture of  Product, in  accordance with  the agreed  upon  Item specifications  outlined  in  Exhibit  A,  as  mutually  agreed-upon and/or periodically amended, as of  the date of the transmittal  and acknowledgement in writing of a  Purchase Order which requires  said

     raw  materials   for  fulfillment.   Purchaser  will   provide   the

     appropriate Quality  Assurance release  documentation for  all  such raw materials  it supplies,  except packaging.  Seller will  provide

     the  appropriate   Quality  Assurance   release  documentation   for

     packaging, and  will  notify Purchaser  promptly of  any  deviations from specifications.

            Package artwork shall  be developed by  Purchaser, and  shall

     be  provided  to   Seller  with  proper  transmittal   documentation
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     indicating Quality Assurance release for the printing of it,  Seller will provide to  Purchaser the relevant  technical costs  associated with: and mechanical requirements to which Purchaser's artwork  must conform. Purchaser shall be responsible for

            1,  Any  changes in packaging or artwork made at  Purchaser's request,  or  the development  of  any new  packaging  or

                artwork, and/or

            2.  Changes   made  to  fulfill  government  regulations   or

                requirements  directly associated  with Product  produced

                hereunder.



       Subsection F.     Revisions to Existing Items

            Should  Purchaser  determine  that  it  wishes  to  implement improvements or  modifications to  an existing  Item, these  shall become effective through  mutual written agreement  of Seller  and

       Purchaser and amendment of Exhibit  A, and of Exhibits D  (defined in Article Five  below) and E, if  necessary, to define a  revised

       product   specification,   price,    and   production    capacity.

       Notwithstanding whether written  revisions to an existing  product specification are  required,  no changes  in  process  parameters,

       flow or location,  shall be made by  Seller without prior  written authorization  from Purchaser's  Director  of  Quality  Assurance.

       Purchaser will communicate in writing to Seller any change in  raw material vendors.

           Purchaser  shall  be  responsible  to  reimburse  Seller   for

       Seller's (i) finished product inventory  of the Item prepared  for open Purchase Orders, and up to  an additional five percent (5  %)

       (in units) of  the Purchase Order  quantity, under the  superseded technical  specification  at  prices  then  in  effect,  and  (ii)
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       product-in-process   unique    to   the    superseded    technical

       specification, at  Seller's cost,  to fill  open Purchase  Orders.

       Seller will destroy in a secure manner (e.g., deface,  incinerate,

       or similar) any  obsolete labeling, and  keep adequate records  of same,

           Notwithstanding  any provision to the contrary herein,  Seller

       and  Purchaser  may  mutually   agree  that  Seller  develop,   to

       Purchaser's requirements, potential improvements or  modifications to existing Items with respect to ingredient(s), shape or size, or packaging materials or format, Purchaser shall reimburse  Seller's out-of-pocket expenses for  such development activities,  together

       with  other  reasonable  and  necessary  costs  for  the  use   of

       developmental facilities and  personnel for  testing and  consumer research, as  shall  be  mutually agreed  upon  by  Purchaser  and

       Seller, and authorized in advance by Purchaser's purchase order.



       Subsection G.      Expansion of Product Line.

           Should  Purchaser determine  that it  wishes to  commercialize additional products pursuant to the prior paragraph as new  Items,

       each Item  shall  become a  part  of contractual  Product  through mutual agreement of Seller and Purchaser and amendment of Exhibits

       A, D, and E, to define  the new Item's specifications, price,  and production capacity, respectively.



       Subsection H.     Deletions from Product Line

           Purchaser may delete Items from the Product line set forth  in

       Exhibits A  and  D,  or  any  amendments  thereto,  provided  that

       Purchaser  shall  continue  to  be  obligated  to  accept  Product prepared under open Purchase Orders, and up to an additional five percent (5%) (in units) of the Purchase Order quantity, and to fulfill the Minimum Total Commitment  as defined in Article  Seven below. Seller  will  destroy in  a  secure manner  (e.g.,  deface,

       incinerate, or similar) any  obsolete labeling, and keep  adequate records of same,


                              Article Four

                  Modifications to Seller's Facilities

           Seller shall make such physical changes to its facilities,  as described in Exhibit B, as are necessary to reach and comply  with the pertinent  current Good  Manufacturing Practices  (cGMPs),  as described in Exhibit C.


                              Article Five

                                  Price



       Subsection A.     Prices.

           As   compensation  for   the  Product   required  under   this

       Production Contract, Purchaser shall pay to Seller the prices  set forth in  Exhibit  D as  amended,  which is  attached  hereto  and incorporated into this contract Prices shall be fixed through  the first forty-two  (42)  months  of  the  Production  Contract,  and subject to a one-time price increase  of up to five percent  (5%),

       effective after the first forty-two (42) months of the  Production

       Contract. The  relevant  price  for  a  given  shipment  shall  be determined by the price in effect at the date of actual  shipment,

       as actual shipment is defined in Article Three, Subsection D.



       Subsection B.     Adjustments for Regulatory Changes.

            Should government regulations cause an Increase in Seller's manufacturing costs for the production of Product hereunder, the parties to  this  Production Contract  will  meet and  attempt  to develop viable manufacturing and  business strategies to  minimize the net  cost  impact  of said  regulations  on  Seller.  If  such strategies do  not  fully offset  the  costs of  said  regulation,

       Seller may  adjust  prices  to reflect  the  net  impact  of  said regulation. Seller will provide  appropriate data and analysis  to support such price adjustments.




                               Article Six

                          Term and Termination



       Subsection A  Term,

            The term  of  this  Production Contract  shall  be  a  period beginning the  effective date  of its  execution by  both  parties hereto and automatically ending sixty-six (66) months  thereafter,

       or as extended by written consent of both parties.



       Subsection B.     Termination.

            This production  contract may  not he  canceled or  otherwise terminated by either party except as set forth in this Article.



       Subsection C.     Termination For Convenience of Purchaser.

            Purchaser shall  have  the right  to  unilaterally  terminate this  Production  Contract  subject  to  its  performance  of  the provisions of this Article Six. Subsection C. In order to exercise this right  to  terminate  for convenience  Purchaser  shall  give

       Seller ninety  (90) days  written notice  of termination  for  the convenience of  Purchaser,  expressly citing  this  subsection  of

       Article Six, Subsection C.  and shall within  thirty (30) days  of termination, pay  to Seller  any amount  applicable under  Article

       Seven.



       Subsection D.     Termination for Default.

            In  the  event  of  a  breach  of  contract  or  default   of

       performance by either  party, the  party claiming  such breach  or default shall  give  written notice  of  such breach  or  default,

       citing the  grounds  and  providing  information  supporting  such grounds, to the breaching or defaulting party and the latter shall have thirty  (30) days  from receipt  within  which to  cure  such breach or default,  or, if cure  can not  be reasonably  completed within such 30-day period, the defaulting party shall, within such

       30-day period begin commercially  reasonable efforts to cure  such default and shall timely continue  such efforts after such  30-day period until such default has  been cured, provided however,  such period of cure may  not exceed ninety (90)  days after the end  of the 30-day period.



            In the  event that the  breaching or  defaulting party  shall refuse or  fail to  cure such  claimed breach  or default,  within said thirty (30) days, or such  longer period if the cure can  not be  reasonably completed  within such  30-day  period, but  in  no event longer  than ninety (90)  days after the  end of the  30-day period, the party  claiming breach or  default may terminate  this

       Production Contract  and seek  its remedies  at law  or in  equity against the other.

                              Article Seven

              Minimum Commitments and Take or Pay Guaranty



       Subsection A.     Minimum Total Commitment

            As  partial  inducement   for  Seller  to  enter  into   this

       Production Contract, Purchaser agrees to take delivery of and  pay for Product  with a  cumulative price,  excluding freight-out,  of

       not  less   than  Two  Million   Five  Hundred  Thousand   Dollars

       ($2,500,000.00) during the term of this Production Contract.



       Subsection B.     Adjustments to Minimum Total Commitment.

            In  the   case  of  significant   changes  in   manufacturing

       requirements, particularly  (but not exclusively)  as they  relate

       to  Amendments  to  Exhibits   A  and  E,  requiring   significant

       increases in the rate of total deliveries and/or in the number  of

       Items delivered  within limited time  periods, to accommodate  the

       manufacture  of  new  Items  requiring  additional  equipment   or

       facilities modifications,  or to adapt  to substantive changes  in

       the  pertinent  regulatory   environment,  the  parties  to   this

       Production Contract  may adjust  the Minimum  Total Commitment  in writing  and  by  common  consent  of  both  parties,  as  partial inducement for Seller to make  such changes as may be required  to meet these requirements.



       Subsection C.     Take or Pay Guaranty: Minimum Total Commitment.

            In  the event  Purchaser  takes  delivery of  and  pays  for,

       during  the  term of  this  Production  Contract,  less  than  the

       Minimum  Total  Commitment  specified  in  Subsection  A  of  this

       Article or  as amended  under the  terms of  Subsection B  of  the

       Article, or in the event  of early termination as provided for  in

       Article Six, Purchaser agrees to pay Seller for Product not  taken in  accordance with  the  following formula:  Purchaser  shall  be responsible to pay to  Seller within 30 days after the  expiration of the  original term  of this  Production Contract  or after  the date of early termination (whichever is earlier), an amount  equal to Sixty Percent (60%)  of the Minimum Total Commitment not  taken and  paid for  by  Purchaser, in  addition  to payments  made  for

       Product  previously  taken under  the  terns  of  this  Production

       Contract.

            In  the event  Purchaser  takes  delivery of  alt  pays  for,

       during  the  term of  this  Production  Contract,  less  than  the monthly Minimum  Purchase  specified in  Subsection C  of  Article

       Three except arising from  suspension of production by.  Purchaser pursuant to  Article Eight,  Purchaser agrees  to pay  Seller  for

       Product  not  taken in  accordance  with  the  following  formula:

       Purchaser shall  be responsible to  pay to Seller  within 30  days after the  end of  the calendar month,  an amount  equal to  Sixty

       Percent (60%) of the  monthly Minimum Purchase not taken and  paid for  by  Purchaser, in  addition  to  payments  made  for  Product previously taken under the terms of this Production Contract.



       Subsection D.     Take or Pay Guaranty: Security.

            The Take or Pay  Guaranty shall be  secured within six  weeks of the execution of this Production Contract by a confirmed letter of credit, satisfactory to Seller, sufficient to secure 60% of the

       Minimum Total Commitment. The  Purchaser may, upon its  initiative and with Seller's prior written concurrence, said concurrence  not to be unreasonably withheld, reduce the amount of said letter of credit over time to reflect sales of Product against the Minimum

       Total Commitment, on  a pro rata  basis versus  the Minimum  Total

       Commitment as  amended. This  security shall  constitute  Seller's sole remedy  for failure  by Purchaser  to take  and pay  for  the

       Minimum Total Commitment.




                              Article Eight

                                  Yield


            Losses of  Purchaser-supplied ingredients  while on  Seller's premises will  be reimbursed  to Purchaser  at Purchaser's  direct cost.

            From  the compounding  step  forward,  the  initial  standard manufacturing yield for a  given Item will be  set based upon  the average yield of  the three lots  for process validation.  Initial yields will subsequently  be revised  after cumulative  production reaches ten lots, becoming  the average yield  of these ten  lots.

       Seller will report  to Purchaser, on  a timely  basis, the  yields achieved against  the then-current  standard. Should  yields  fall below ninety  percent  (90%)  of standard,  Purchaser  may,  after consultation with  Seller, require  that production  be  suspended until an appropriate course  of action is  developed by Seller  in consultation with Purchaser to  bring yields above ninety  percent

       (90%) of standard.




                              Article Nine

                           Product Exclusivity


            Seller will not produce medical devices for wound care which are freeze-dried in their final form for topical or oral use,

       which are subjects of  approved US FDA 5  10(k) applications or  a therapeutical regulatory approval (including material for clinical trials), but specifically excluding diagnostics and cosmetics, for or on behalf of any entity other than Purchaser during the initial tern of this Production Contract, or during such shorter period if this Production Contract is terminated prior to the expiration  of the initial term hereof.

           Seller shall be the exclusive supplier of medical devices for wound care which are freeze-dried in their final form for topical or oral use, which are subjects of approved US FDA 510(k)

      applications or a therapeutical regulatory approval (including material for clinical trials), but specifically excluding

      diagnostics and cosmetics, to Purchaser, its subsidiaries and successors, during the initial term of this Production Contract,

      subject only to Seller's production availability given ordinary and reasonable lead times and appropriate business commitments.

           These mutual obligations of exclusivity shall pertain to

      product produced for sale in the US domestic market, Seller shall have right of first offer to provide manufacturing services for

      Purchaser for product produced for sale in foreign markets.

                               Article Ten

                             Quality Control

           Seller will maintain methods, facilities and controls in

      conformance with current Good Manufacturing Practices (cGMPs) as set forth in 21 CFR 820 and 21 CFR 211, as applicable. Seller shall permit Purchaser, or its designee, to inspect and photocopy ingredient and product analyses and batch records prepared in accordance with the technical specifications ("Technical

      Specifications"), standard operating procedures ("Standard

      Operating Procedures"), and other pertinent documentation in force at the time of production, and to perform manufacturing audits of

      Seller's facilities.

                             Article Eleven

                      Product Rejection and Recalls

           Any given lot of Product may be rejected 1) for failure to meet the specifications outlined in Exhibit A, or 2) by failing to have batch or quality records complete, or 3) due to evidence of

      cGMP violations which would prevent the lot from being sold in the market, even though all specifications outlined in Exhibit A, as mutually agreed-upon and/or periodically amended, were met, Under these circumstances, Seller will replace the referenced lot(s) and

      Purchaser will pay only for the replacement lot(s).

           Purchaser shall notify Seller, in writing, of a potential lot rejection within ten (10) days after receipt of the lot in question, and provide a final decision within thirty (30) days,

      Should Seller not agree with the results of the tests or the criteria to reject the lot for cGMP violations, Seller at its discretion will conduct tests at its premises or witness the repetition of tests at Purchaser's laboratory, and in the case of alleged cGMP violations, Seller will present to Purchaser

      sufficient proof that said cGMP violations did not in fact occur.

           In the event of disagreement between Purchaser and Seller

      regarding rejection of a given lot, an independent laboratory selected with consensus between Purchaser and Seller will be given samples of  the lot(s) in question, together with standard operating procedures for testing agreed-upon by Purchaser and

      Seller, and will perform testing which will then be considered the reference to resolve the disagreement. In the event that the disagreement arises from alleged cGMP violations, an independent consultant, who is an expert in the pharmaceutical cGMP field will be selected with consensus between Purchaser and Seller, and given the relevant lot records and any other production or quality evidence necessary for evaluation of given cGMP issue, and his/her opinion will then be mutually accepted as the resolution of the disagreement.

           At Purchaser's option, Purchaser may implement (i) any recall or withdrawal required by Purchaser in connection with Product,

      which has been rejected by Purchaser under this Article, and (ii)

      any recall ordered by federal, state, or local governmental authorities. Such recall or withdrawal shall be at Seller's sole cost and expense if due to an act or omission of Seller; Seller shall assume a pro-rata portion of such cost and expense if the recall or withdrawal is in part due to an act or omission of

      Seller: Purchaser shall indemnify and hold Seller harmless from any costs related to any withdrawal or recall that is wholly due to an act or omission of Purchaser, Seller shall cooperate with

      Purchaser in implementing any recall or withdrawal of Product.

      Purchaser shall promptly notify Seller of any recall or withdrawal of Product.

           Notwithstanding anything to the contrary contained in the

      preceding paragraph of this section, Seller's liability to

      Purchaser hereunder for the cost and expense of (i) physically picking up recalled and withdrawn Product and (ii) advertising such recall or withdrawal to consumers shall not exceed

      $1,000,000.00 for each recall or withdrawal. Seller shall,

      however, remain responsible for all other costs and expenses of the recall or withdrawal to the extent set forth in the preceding paragraph of this section, including but not limited to the cost of rejected Product and freight and disposition costs.


                             Article Twelve

                                Shipment

      Seller will deliver product FOB Origin to locations designated by

      Purchaser by Seller's customary surface transportation mode,

      unless Purchaser specifies other transportation arrangements.

      Title shall pass from Seller to Purchaser at the time of shipment.




                            Article Thirteen

                                 Payment


           Payment terms are net thirty (30) days from the date of

      actual shipment.


                            Article Fourteen

                     Cross Non-Disclosure Agreement


               During the term of this Production Contract, each party

      hereto shall disclose to the other certain information, which may be proprietary to the disclosing party. Each party hereto agrees to keep in confidence and prevent the disclosure of such

      proprietary information received hereunder to persons or

      corporations outside the parties' corporations, affiliates or subsidiaries. Each party shall protect and safeguard the

      proprietary information of the other in the same manner as it protects and safeguards its own proprietary information. These obligations of confidentiality shall continue for five years beyond the term of this agreement and any extensions,

                             Article Fifteen

                             Indemnification


           Purchaser shall indemnify and save Seller harmless from any expense, cost, loss, damage or liability arising from consumer claims or administrative actions by federal, state, or local government agencies, including but not limited to legal costs,

      except to the extent Seller failed to meet the requirements of the product specifications then in force and, in cases where such requirements were not met, failed to receive a waiver in writing from an authorized representative of Purchaser to ship the Product in question to Purchaser or otherwise release it to commerce. In any event, Seller's total liability arising from consumer claims or manufacturing defects of any kind shall be limited to

      $1,000,000.00 (each occurrence) and $3,000,000.00 (aggregate).

           Purchaser shall indemnify and save Seller harmless from any expense, cost, loss, damage or liability (including attorney's fees) for infringement or alleged infringement of any patent(s)

      with respect to Product furnished or otherwise provided by Seller under this Production Contract.



                             Article Sixteen

                                Insurance


           During the term of this agreement, Seller and Purchaser shall maintain product liability insurance of not less than $1,

      000,000.00 (each occurrence) and $3,000,000.00 (aggregate) and shall provide certificate(s) of such insurance to the other party.

                            Article Seventeen

                        Miscellaneous Provisions


       Subsection A.     Entire Agreement: Modification.

           This written Production Contract, which incorporates the

      preamble recitals, definitions, and exhibits hereto, constitutes and represents the entire agreement by and between the parties hereto and supersedes all prior and contemporaneous agreements,

      representations and negotiations, whether oral or written, with respect to the subject matter of this agreement, including the confidential disclosure agreement dated August 29, 1994 and fully executed August 30, 1994, and the Letter of Agreement dated

      December 16, 1994 and fully executed December 30, 1994, except that confidential information previously disclosed shall remain confidential in accordance with the terms of Article Fourteen of this Agreement. No modification of this agreement shall be binding unless made in writing and executed by both parties hereto, Any and all contract modifications hereto shall be sequentially numbered beginning with Modification Number One to the Production

      Contract.



      Subsection B.  Non-Assignabilitv.

            The rights and obligations of this contract may not be

       assigned by either party without the prior written consent of the other of them. This contract, however, shall inure to the benefit of the parties hereto their respective permitted successors and/or permitted assigns.



       Subsection C. Governing Law: Unenforceability,

            This Production Contract is subject to and shall be construed and interpreted in accordance with, and governed by, the law of the State of Oregon. In the event that any provision, term,

       or condition of this production contract is determined to be unenforceable, invalid or illegal as a matter of law only that term, condition or provision shall be deemed stricken and the balance of the terms, conditions, and provisions of this

       Production Contract shall be in full force and effect



        Subsection D. Force Majeure,

           A delay in performance of this Production Contract by either party shall be excused only when such delay in performance is caused by an act beyond the reasonable control of such party, for example, governmental acts, acts of God, severe weather, fire,

      flood, explosions, work stoppages, strikes, force majeure

      situations impacting major subcontractors and suppliers,

      unavailability or scarcity of raw materials or ingredients, and acts of the public enemy and war, The foregoing provision shall not release either party from using its reasonable best efforts to avoid or diligently remove such circumstances. If performance is excused under this provision, the excused party shall resume performance with utmost dispatch as soon as such circumstances are removed, In order for such excusable delay to be recognized, the requesting party shall promptly give written notice, thereof, to the other party together with evidence and support of such claim for excusable delay

      Subsection E   Compliance By Parties With Law



            Both Parties hereto agree to comply with all applicable

      federal, state and local laws.



      Subsection F   Order of Precedence.



            In the event of an inconsistency or ambiguity in this

      contract, unless otherwise provided herein, such inconsistency or ambiguity shall be resolved by giving precedence in the following order:  the main body of the Production Contracts as modified,

      Exhibits C, B, A, E, and D as amended.


      IN WITNESS WHEREOF

      The undersigned parties have duly executed this agreement on the date first written above.


      CARRINGTON LABORATORIES, INC.       OREGON FREEZE DRY, INC.


      By: /S/                             By: /S/
         --------------------------           --------------------

      Name: _______________________       Name: __________________

      Title: ______________________       Title: _________________

      Date: _______________________       Date: __________________